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                                                                     EXHIBIT 4.4


                      NINTH AMENDMENT, WAIVER AND CONSENT
                           DATED AS OF JUNE 27, 1997

     NINTH AMENDMENT, WAIVER AND CONSENT dated as of June 27, 1997 (this "Amendment and Consent") to CREDIT AGREEMENT dated as of February 25, 1993 (as amended by First Amendment dated as of August 3, 1993, Second Amendment dated as of September 23, 1993, Third Amendment dated as of December 1, 1993, Fourth Amendment dated as of May 12, 1994, Fifth Amendment and Waiver dated as of October 31, 1994, Sixth Amendment dated as of March 17, 1995, Seventh Amendment dated as of December 31, 1995, and Eighth Amendment dated as of June 9, 1997, the "Credit Agreement") among VARCO INTERNATIONAL, INC., a California corporation, CITICORP USA, INC. and CITIBANK, N.A.

     PRELIMINARY STATEMENTS. The parties to the Credit Agreement wish to amend the Credit Agreement in certain respects as hereinafter set forth. Terms defined in the Credit Agreement are used in this Amendment and Consent as defined in the Credit Agreement and, except as otherwise indicated, all references to Sections and Articles refer to the corresponding Sections and Articles of the Credit Agreement.

     The parties hereto therefore agree as follows:

     SECTION 1.  Amendment.  Effective as of the Amendment Effective Date (as
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defined in Section 3 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

     a. Section 1.01 is amended by deleting all defined terms which are not used in the Credit Agreement as amended by this Amendment and Consent.

     b. The following Sections of Article II are deleted: 2.01, 2.02, 2.03, 2.04(a), 2.04(b) except the paragraph commencing with the caption "Payment of
                                                                   ----------
Amounts Drawn Under Letters of Credit", which shall be lettered "(c)", 2.04(g),
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2.06, 2.07, 2.08, 2.09, 2.11, 2.13(d), and 2.15.

     c. The penultimate sentence of the paragraph of Section 2.04(b) which is lettered as Section 2.04(c) above) of Article II is deleted and restated as follows:

          Any such amount which is not reimbursed to the Issuing Bank within one Business Day after notice thereof by the Issuing Bank shall thereafter bear interest, until the amount is reimbursed in full to such Issuing Bank at 2.5% above the Base Rate in effect from time to time.
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     d.   Article III is deleted.

     e.   Article IV is deleted.

     f.   Article V is deleted.

     g.   Article VI is deleted.

     h. The following Sections of this Article VII are deleted: 7.04, 7.09, and 7.12

     i. All Exhibits to the Credit Agreement which are not referred to in the Credit Agreement as amended by this Amendment and Consent are deleted.

     SECTION 2.  Release of Guaranties and Subordination Agreements; Termination
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of Commitment.  (a) Effective as of the Amendment Effective Date (as defined in
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Section 3 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lender and the Issuing Bank terminate their respective rights under, and release all outstanding Guaranties and Subordination Agreements. Each of the Lender and the Issuing Bank represents and warrants to the Borrower that neither the Lender nor the Issuing Bank has assigned to any other Person any of its rights under the Loan Agreement, any Guaranty, any Subordination Agreement or any other Loan Document.

     (b) The Borrower hereby gives notice pursuant to Section 2.07(d) of the termination in whole of the Commitment, effective as of the Amendment Effective Date, and agrees that the Commitment, once terminated, shall not be reinstated. The Lender hereby waives any notice of such termination otherwise required under
Section 2.07(d).

     SECTION 3.  Conditions to Effectiveness.  This Amendment and Consent shall
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be effective as of June 27, 1997 (the "Amendment Effective Date"), subject to the Lender's receipt of: (i) a counterpart of this Amendment and Consent executed by the Borrower, (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower attaching a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and Consent and certifying the name and true signature of each officer of the Borrower executing this Amendment and Consent on its behalf, (iv) repayment in full of all outstanding Advances, together with interest thereon to the Amendment Effective Date and any amounts payable under Section 7.05(b) in connection with the repayment of such advances, (v) payment of all commitment fees under Section 2.06 accrued through the Amendment Effective Date and any unpaid reimbursement obligations in respect of Letters of Credit which are outstanding and unpaid on the Amendment Effective Date, and (vi) a Letter of

                                      2.
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Credit issued by Union Bank of California, N.A., naming the Issuing Bank as beneficiary, in a face amount equal to the aggregate face amounts of all Letters of Credit outstanding on the Amendment Effective Date, and otherwise substantially in the form of Exhibit A hereto.

     SECTION 4.  Representations and Warranties.  The Borrower represents and
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warrants as follows as of the date hereof and the Effective Date: (a) the
Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment and Consent; (b) the execution, delivery and performance by the Borrower of this Amendment and Consent are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene the Borrower's charter or by-laws, or any law or any contractual restriction binding on or affecting the Borrower; and (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment and Consent or for the performance by the Borrower of the Credit Agreement as hereby amended; (d) this Amendment and Consent and the Credit Agreement as hereby amended constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     SECTION 5.  Reference to and Effect on the Credit Agreement.  Upon the
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effectiveness of Section 1 hereof, on and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the Note or the other Loan Documents to "the Credit Agreement", shall mean and be a reference to the Credit Agreement as amended by this Amendment and Consent. Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     SECTION 6.  Execution in Counterparts.  This Amendment and Consent may be
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executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement.

     SECTION 7.  Governing Law.  This Amendment and Consent shall be governed
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by, and construed in accordance with, the laws of the State of New York.

                                      3.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   VARCO INTERNATIONAL, INC.

                                   By:_______________________________
                                   Title:____________________________


                                   CITICORP USA, INC.

                                   By:_______________________________
                                         Vice President


                                   CITIBANK, N.A.

                                   By:_______________________________
                                         Vice President

                                      4.